NEWS RELEASE                                                        EXHIBIT 99.1

PS Business Parks, Inc.
701 Western Avenue
P.O. Box 25050
Glendale, CA  91221-5050
www.psbusinessparks.com
--------------------------------------------------------------------------------

                                  For Release:           Immediately
                                  Date:                  October 8, 2001
                                  Contact:               Mr. Jack Corrigan
                                                        (818) 244-8080, Ext. 663

PS BUSINESS PARKS, INC. ANNOUNCES FFO PER SHARE OF $0.80 FOR THE THIRD QUARTER OF 2001, AN INCREASE OF 11.1% FROM $0.72 PER SHARE IN THE PRIOR YEAR. PSB'S EARNINGS PER SHARE WERE $0.45 IN THE QUARTER, AN INCREASE OF 2.3% FROM EARNINGS OF $0.44 PER SHARE IN THE PRIOR YEAR. PSB'S "SAME PARK" NET OPERATING INCOME GROWTH WAS 5.1% FOR THE QUARTER.

GLENDALE, CALIFORNIA - PS Business Parks, Inc. (AMEX: PSB), announced today operating results for the third quarter and nine months ending September 30, 2001.

Net income allocable to common shareholders for the third quarter of 2001 was $10.0 million or $0.45 per diluted share on revenues of $43.9 million compared to net income allocable to common shareholders of $10.2 million or $0.44 per diluted share on revenues of $38.5 million for the same period in 2000. Net income allocable to common shareholders for the nine months ended September 30, 2001 was $31.1 million or $1.37 per diluted share on revenues of $124.4 million compared to net income allocable to common shareholders of $29.9 million or $1.28 per diluted share on revenues of $112.3 million for the same period in 2000.

Funds from operations ("FFO") for the third quarter of 2001 were $23.7 million or $0.80 per share compared to $22.0 million or $0.72 per share for the same period in 2000. This represents an increase of 11.1% in FFO per share based on
29.6 million and 30.6 million weighted average shares outstanding during the third quarter of 2001 and 2000, respectively. FFO for the nine months ended September 30, 2001 was $70.0 million or $2.34 per share compared to $63.8 million or $2.07 per share for the same period in 2000. This represents an increase of 13.0% in FFO per share based on 30.0 million and 30.8 million weighted average shares outstanding for the nine months ended September 30, 2001 and 2000, respectively. FFO and FFO per share exclude the gain on the Company's investment in PAG and the gain on the sale of real estate.

The growth in FFO is due to the performance of the Company's "Same Park" operations (see below) combined with income from acquisitions and developments made or completed during 2000 and 2001 and a reduction in the number of the Company's outstanding common shares. The Company's "Same Park" operations continued to benefit from increased rental rates on expiring leases.

PROPERTY OPERATIONS
-------------------

In order to evaluate the performance of the Company's overall portfolio, management analyzes the operating performance of a consistent group of properties (11.5 million net rentable square feet). These properties in which the Company currently has an ownership interest (herein referred to as the "Same Park" facilities) have been owned and operated by the Company for the comparable periods. The number of properties and square footage has been reduced since the first quarter for planned dispositions. The "Same Park" facilities represent approximately 85% of the square footage of the Company's portfolio at September 30, 2001.

The following tables summarize the pre-depreciation historical operating results of the "Same Park" facilities in addition to information on the entire portfolio, excluding the effects of accounting for rental income on a straight-line basis.

                "SAME PARK" FACILITIES (11.5 MILLION SQUARE FEET)
                -------------------------------------------------

                                                                     Three Months Ended
                                                                       September 30,
                                                            -------------------------------------
                                                                  2001                2000             Change
                                                            ----------------    -----------------     ---------
  Rental income (1)....................................      $  35,481,000       $  33,774,000          5.1%
  Cost of operations...................................          9,395,000           8,960,000          4.9%
                                                            ----------------    -----------------     ---------
  Net operating income.................................      $  26,086,000       $  24,814,000          5.1%
                                                            ================    =================     =========

  Gross margin (2).....................................          73.5%               73.5%              0.0%

  WEIGHTED AVERAGE FOR PERIOD:

      Occupancy........................................           95.0%               96.6%            (1.6%)
      Annualized realized rent per occupied sq. ft.(3).          $12.93              $12.11             6.8%

  ..............................................................................................................


                                                                     Nine Months Ended
                                                                       September 30,
                                                            -------------------------------------
                                                                  2001                2000             Change
                                                            ----------------    -----------------     ---------
  Rental income (1)....................................      $ 105,505,000       $  98,899,000          6.7%
  Cost of operations...................................         28,290,000          27,210,000          4.0%
                                                            ----------------    -----------------     ---------
  Net operating income.................................      $  77,215,000       $  71,689,000          7.7%
                                                            ================    =================     =========

  Gross margin (2).....................................          73.2%               72.5%              0.7%

  WEIGHTED AVERAGE FOR PERIOD:

      Occupancy........................................           95.6%               96.6%            (1.0%)
      Annualized realized rent per occupied sq. ft.(3).          $12.74              $11.82             7.8%


(1) Rental income does not include the effect of straight-line accounting.

(2) Gross margin is computed by dividing property net operating income by rental income.

(3) Realized rent per square foot represents the actual revenues earned per occupied square foot.

                           TOTAL PORTFOLIO STATISTICS
                           --------------------------

                                                                     Three Months Ended
                                                                       September 30,
                                                            -------------------------------------
                                                                  2001                2000             Change
                                                            ----------------    -----------------     ---------
  Rental income (1)....................................      $  43,002,000       $  36,071,000          19.2%
  Cost of operations...................................         12,006,000           9,762,000          23.0%
                                                            ----------------    -----------------     ---------
  Net operating income.................................      $  30,996,000       $  26,309,000          17.8%
                                                            ================    =================     ==========

  Gross margin (2).....................................          72.1%               72.9%             (0.8%)

  WEIGHTED AVERAGE FOR PERIOD:
      Square footage...................................        13,258,000          12,164,000           9.0%
      Occupancy........................................           95.2%               96.7%            (1.5%)
      Annualized realized rent per occupied sq. ft.(3).          $13.63              $12.27             11.1%

  ..............................................................................................................

                                                                     Nine Months Ended
                                                                       September 30,
                                                            -------------------------------------
                                                                  2001                2000             Change
                                                            ----------------    -----------------     ---------
  Rental income (1)....................................      $ 120,793,000       $ 105,314,000          14.7%
  Cost of operations...................................         32,852,000          29,432,000          11.6%
                                                            ----------------    -----------------     ---------
  Net operating income.................................      $  87,941,000       $  75,882,000          15.9%
                                                            ================    =================     =========

  Gross margin (2).....................................          72.8%               72.1%              0.7%

  WEIGHTED AVERAGE FOR PERIOD:
      Square footage...................................        12,892,000          12,362,000           4.3%
      Occupancy........................................           95.8%               96.7%            (0.9%)
      Annualized realized rent per occupied sq. ft.(3).          $13.04              $11.75             11.0%


(1) Rental income does not include the effect of straight-line accounting.

(2) Gross margin is computed by dividing property net operating income by rental income.

(3) Realized rent per square foot represents the actual revenues earned per occupied square foot.

PREFERRED UNIT ISSUANCE
-----------------------

During the third quarter, the Company issued $53 million of 9 1/4 % Series E Cumulative Redeemable Preferred Units in a private placement. Net proceeds totaling $51.6 million are expected to be used for investment in real estate and general corporate purposes.

FINANCIAL CONDITION
-------------------

The Company continued to maintain financial strength and flexibility. The following are the Company's key financial ratios with respect to its leverage for the three months ended September 30, 2001.


                                                                                    ACTUAL
                                                                                    ------
     Ratio of FFO to fixed charges (1).....................................         47.4x
     Ratio of FFO to fixed charges and preferred distributions (2).........          4.5x

     Debt and  preferred  equity to total market  capitalization (based on
     the common stock price of $27.70 at September 30, 2001)..............           30%
     Available under line of credit at September 30, 2001..................      $100 million



(1) Fixed charges include interest expense of $538,000 and capitalized interest of $103,000.

(2) Preferred distributions include amounts paid to preferred shareholders of $2,839,000 and preferred unitholders in the operating partnership of $3,323,000.


PLANNED PROPERTY DISPOSITIONS
-----------------------------

Earlier this year, the Company identified two properties for planned dispositions. During the quarter, the Company removed one of the properties from its planned dispositions. Currently, a property with 77,000 square feet has been designated for sale in 2001. This property is currently being marketed. There is no assurance that the sale will be consummated.

DEVELOPMENT
-----------

The Company has developed one office and two flex facilities that are currently shell complete and in the lease-up phase. The properties were developed using the expertise of local development companies. The office development was completed in the second quarter of 2001 in the Beaverton submarket of Portland, Oregon (97,000 square feet) and is 27% leased. The two flex space developments were completed in the fourth quarter of 2000 in the Chantilly submarket of Northern Virginia (141,000 square feet) and in the Las Colinas submarket of Dallas, Texas (102,000 square feet) and are 60% leased and 100% leased, respectively.

The projects total approximately 340,000 square feet and have an estimated aggregate cost of approximately $37 million. The Company capitalized $103,000 and $1,001,000 of interest expense for the three and nine months ended September 30, 2001, respectively.

STOCK REPURCHASE PROGRAM
------------------------

The Company's Board of Directors has authorized the repurchase from time to time of up to 2,500,000 shares of the Company's common stock on the open market or in privately negotiated transactions. From January 1, 2001 through September 30, 2001, the Company repurchased 1,423,011 shares of common stock and 30,484 common units in its operating partnership at an aggregate cost of approximately $39.8 million (average cost of $27.38 per share/unit). Since March 2000, the Company has repurchased an aggregate total of 2,145,611 shares of common stock and 30,484 common units in its operating partnership at an aggregate cost of approximately $56.4 million (average cost of $25.92 per share/unit).

BUSINESS SERVICES
-----------------

Tenant Advantage, Inc., a subsidiary of the Company was recently created to provide additional value to our tenants in order to achieve higher retention rates. One program, rolled out in February 2001, allows tenants to purchase business products and services directly from quality national suppliers. In addition, Tenant Advantage, Inc. created Tenant Marketplace, an online yellow pages directory of PS Business Parks' tenants, to allow PS Business Parks' tenants to market goods and services to each other. Tenant Marketplace commenced a roll out on a limited basis to the tenants in California starting in September 2001.

During the three and nine months ending September 30, 2001, Business Services generated net operating losses of $72,000 and $152,000, respectively. The Business Service Division's operations are not expected to have a material impact on the Company's operating results in 2001.

COMPANY INFORMATION
-------------------

PSB is a self-advised and self-managed equity real estate investment trust specializing in the ownership, management, acquisition, development and redevelopment of business parks containing principally office "flex" space. The Company defines "flex" space as buildings that are configured with a combination of office and warehouse space and can be designed to fit an almost limitless number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse under one roof). As of September 30, 2001, PSB had interests in approximately 13.6 million net rentable square feet of commercial space with approximately 3,500 customers located in 9 states, concentrated primarily in California (5,043,000 sq. ft.), Texas (2,983,000 sq. ft.), Oregon (1,288,000 sq. ft.), Virginia (2,621,000 sq. ft.) and Maryland (866,000 sq.
ft.).

FORWARD-LOOKING STATEMENTS
--------------------------

When used within this press release, the words "expects," "believes," "anticipates," "should," "estimates," and similar expressions are intended to identify "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company's facilities, the Company's ability to evaluate, finance, and integrate acquired and developed properties into the Company's existing operations; the Company's ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing Real Estate Investment Trusts; the impact of general economic conditions upon rental rates and occupancy levels at the Company's facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company's SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc. including more financial analysis of the third quarter's operating results is available on the Internet. The Company's web site is www.psbusinessparks.com.
                          -----------------------

A conference call is scheduled for Tuesday, October 9, 2001 at 10:00 a.m. (PDT) to discuss these results. The toll free number is 1-877-716-4286, the passcode is "PS PARKS" and the conference call leader is Jack Corrigan. An instant replay of the conference call will be available through October 16, 2001 at 1-800-879-5571. The replay can also be accessed under the "Investor Relations" section of our web site. The conference ID # is 9384917 and the passcode is "PS PARKS."

Additional financial data attached.


                             PS BUSINESS PARKS, INC.
                             Selected Financial Data


                                                                          At September 30, 2001      At December 31, 2000
                                                                         ------------------------   ------------------------
BALANCE SHEET DATA:                                                            (Unaudited)
-------------------
    Cash and cash equivalents.........................................       $    66,291,000           $    49,295,000
    Marketable securities.............................................       $     8,657,000           $     6,065,000
    Construction in progress..........................................       $             -           $    19,467,000
    Properties held for disposition, net..............................       $     3,343,000           $             -
    Real estate facilities, before accumulated depreciation...........       $ 1,046,050,000           $   923,348,000
    Total assets......................................................       $ 1,028,505,000           $   930,756,000
    Total debt........................................................       $    30,354,000           $    30,971,000
    Minority interest - common units..................................       $   162,338,000           $   161,728,000
    Minority interest - preferred units...............................       $   197,750,000           $   144,750,000
    Perpetual preferred stock.........................................       $   121,000,000           $    55,000,000
    Common shareholders' equity.......................................       $   481,861,000           $   509,343,000

    Total common shares outstanding at period end.....................            21,704,000                23,045,000
                                                                         ------------------------   ------------------------
    Total  common  shares  outstanding  at  period  end,    assuming
      conversion of all Operating Partnership units into common stock.            29,009,000                30,380,000
                                                                         ========================   ========================

                             PS BUSINESS PARKS, INC.
                             SELECTED FINANCIAL DATA
                                   (UNAUDITED)


                                                          For the Three Months Ended          For the Nine Months Ended
                                                                 September 30,                      September 30,
                                                      ----------------------------------- ------------------------------------
                                                             2001             2000              2001             2000
                                                      ----------------- ----------------- ---------------- ------------------
Revenues:
  Rental income.....................................   $   43,290,000    $   36,798,000   $  121,964,000    $  107,265,000
  Facility management fees primarily from affiliates          170,000           131,000          499,000           383,000
  Business services.................................           75,000            82,000          308,000           349,000
  Interest income...................................          346,000         1,035,000        1,659,000         3,046,000
  Dividend income...................................            4,000           439,000           12,000         1,297,000
                                                      ----------------- ----------------- ---------------- ------------------
                                                           43,885,000        38,485,000      124,442,000       112,340,000
                                                      ----------------- ----------------- ---------------- ------------------

Expenses:
  Cost of operations................................       12,006,000         9,762,000       32,852,000        29,432,000
  Cost of facility management.......................           38,000            27,000          111,000            77,000
  Cost of business services.........................          147,000            78,000          460,000           142,000
  Depreciation and amortization.....................       10,679,000         9,449,000       30,058,000        26,723,000
  General and administrative........................        1,037,000           995,000        3,157,000         2,859,000
  Interest expense..................................          538,000           502,000          932,000         1,246,000
                                                           24,445,000        20,813,000       67,570,000        60,479,000
                                                      ----------------- ----------------- ---------------- ------------------
Income before gain on investment and minority              19,440,000        17,672,000       56,872,000        51,861,000
   interest........................................
  Gain on disposition of real estate................                -           159,000                -           256,000
  Gain on investment in PAG.........................                -                 -           15,000                 -
                                                      ----------------- ----------------- ---------------- ------------------
Income before minority interest.....................       19,440,000        17,831,000       56,887,000        52,117,000
  Minority interest in income - preferred units.....       (3,323,000)       (3,157,000)      (9,696,000)       (8,998,000)
  Minority interest in income - common units........       (3,268,000)       (3,203,000)     (10,047,000)       (9,393,000)
                                                      ----------------- ----------------- ---------------- ------------------
Net income..........................................   $   12,849,000    $   11,471,000   $   37,144,000    $   33,726,000
                                                      ----------------- ----------------- ---------------- ------------------

Net income allocation:
   Allocable to preferred shareholders..............   $    2,839,000    $    1,272,000   $    6,014,000    $    3,816,000
   Allocable to common shareholders.................       10,010,000        10,199,000       31,130,000        29,910,000
                                                      ----------------- ----------------- ---------------- ------------------
                                                       $   12,849,000      $ 11,471,000   $   37,144,000      $ 33,726,000
                                                      ================= ================= ================ ==================

Net income per common share - diluted:                 $         0.45      $       0.44   $         1.37      $       1.28
                                                      ================= ================= ================ ==================

Weighted average common shares outstanding-diluted:.       22,295,000        23,216,000       22,685,000        23,426,000
                                                      ================= ================= ================ ==================

                             PS BUSINESS PARKS, INC.
                  Computation of Funds from Operations ("FFO")
                                   (Unaudited)


                                                                  Three Months Ended                  Nine Months Ended
                                                                     September 30,                      September 30,
                                                          ---------------------------------- ---------------------------------
                                                                2001              2000             2001              2000
                                                          ---------------- ----------------- ---------------- ----------------
Net income allocable to common shareholders............    $  10,010,000    $  10,199,000     $  31,130,000    $  29,910,000
    Less:  Gain on investment in PAG...................                -                -           (15,000)               -
    Less:  Gain on disposition of real estate..........                -         (159,000)                -         (256,000)
    Depreciation and amortization......................       10,679,000        9,449,000        30,058,000       26,723,000
    Minority interest in income - common units.........        3,268,000        3,203,000        10,047,000        9,393,000
    Less:  Straight line rent adjustment...............         (288,000)        (727,000)       (1,171,000)      (1,951,000)
                                                          ---------------- ----------------- ---------------- ----------------
Consolidated FFO allocable to common shareholders......    $  23,669,000    $  21,965,000     $  70,049,000    $  63,819,000
                                                          ================ ================= ================ ================

COMPUTATION OF DILUTED FFO PER COMMON SHARE (1):
------------------------------------------------
Consolidated FFO allocable to common shareholders......    $  23,669,000    $  21,965,000     $  70,049,000    $  63,819,000
                                                          ================ ================= ================ ================

     Weighted average common shares outstanding........       22,210,000       23,117,000        22,610,000       23,354,000
     Weighted average common OP units outstanding......        7,305,000        7,336,000         7,307,000        7,372,000
     Dilutive effect of stock options..................           85,000           99,000            75,000           72,000
                                                          ---------------- ----------------- ---------------- ----------------
Weighted  average  common  shares  and  OP  units  for
  purposes of  computing fully-diluted  FFO per common
  share................................................       29,600,000       30,552,000        29,992,000       30,798,000
                                                          ================ ================= ================ ================

Fully diluted FFO per common share ....................    $        0.80    $        0.72     $        2.34    $        2.07
                                                          ================ ================= ================ ================

COMPUTATION  OF  FUNDS  AVAILABLE   FOR   DISTRIBUTION
------------------------------------------------------
  ("FAD")(2)
  ----------

Consolidated FFO allocable to common shareholders......    $  23,669,000    $  21,965,000     $  70,049,000    $  63,819,000
                                                          ================ ================= ================ ================

Less capitalized expenditures:
     Maintenance capital expenditures..................       (1,366,000)      (1,120,000)       (2,589,000)      (2,301,000)
     Tenant improvements...............................       (1,453,000)        (984,000)       (3,091,000)      (3,058,000)
     Capitalized lease commissions.....................         (687,000)        (747,000)       (1,666,000)      (2,239,000)
                                                          ---------------- ----------------- ---------------- ----------------
Total capitalized expenditures.........................       (3,506,000)      (2,851,000)       (7,346,000)      (7,598,000)
                                                          ---------------- ----------------- ---------------- ----------------

FAD....................................................    $  20,163,000    $  19,114,000     $  62,703,000    $  56,221,000
                                                          ================ ================= ================ ================
FAD per common share/OP unit...........................    $        0.68    $        0.63     $        2.09    $        1.83
                                                          ================ ================= ================ ================


(1) Funds from operations ("FFO") is a term defined by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") by which real estate investment trusts ("REITs") may be compared. It is generally defined as net income before depreciation and extraordinary items. FFO computations do not factor out the REIT's requirement to make either capital expenditures or principal payments on debt. The Company excludes straight line rent adjustments and gains on disposition of real estate and gains on liquidating distributions to more accurately reflect cash flow from real estate operations. Other REITs may not make these adjustments in computing FFO.

(2)  Funds available for distribution ("FAD") is computed by deducting recurring
     capital   expenditures,   tenant   improvements  and  capitalized   leasing
     commissions from FFO.